UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2005

Input/Output, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12961	22-2286646

(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Drive, Stafford, Texas	77477

(Address of Principal Executive Offices)	(Zip Code)

281-933-3339

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      Amended and Restated 2004 Long-Term Incentive Plan. On May 3, 2004, our Board of Directors adopted the Input/Output, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”), and the 2004 Plan was approved by the stockholders of I/O at the 2004 Annual Meeting. On February 15, 2005, our Board of Directors approved, subject to stockholder approval, amendments to the 2004 Plan, with the principal amendment being to increase by 1,600,000 the total number of shares of I/O’s common stock available for issuance under the 2004 Plan. Other amendments to the 2004 Plan were as follows:

•	Amendment to Section 1.3(d) to clarify that no stock option issued under the 2004 Plan will be repriced, replaced or regranted through cancellation or by lowering the option price of a previously granted stock option;

•	Amendment to Section 2.2(c) to clarify that the exercise price under all stock options under the 2004 Plan may not be less than 100% of fair market value per share on the date of grant; and

•	Deletion of the former Section 6.6, which had provided for certain deferred compensation arrangements and agreements under the Plan.

On May 4, 2005, our stockholders approved these amendments to the 2004 Plan at our Annual Meeting of Stockholders. The complete text of the 2004 Plan, as amended and restated, is incorporated herein by reference to Appendix B to our definitive proxy statement for our 2005 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 1, 2005.

      First Amendment to Agreement with Fletcher International, Ltd. On May 6, 2005, we entered into a First Amendment to Agreement (the “First Amendment”) with Fletcher International, Ltd. (“Fletcher”), a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K. The First Amendment amends our Agreement with Fletcher dated February 15, 2005 (the “Original Agreement”). The Original Agreement provided for the issuance by us to Fletcher of 30,000 shares of a newly designated Series D-1 Cumulative Convertible Preferred Stock (“Series D-1 Preferred Stock”) in a privately-negotiated transaction exempt from registration under the Securities Act of 1933, as amended. We were required under the terms of the Original Agreement to file a registration statement with the Securities and Exchange Commission to register for resale the shares of Common Stock issuable upon conversion or redemption of, or in payment of dividends on, the Series D-1 Preferred Stock. The First Amendment amends the registration requirements under the Original Agreement to

•	require the initial registration of 7,500,000 shares of our Common Stock, which is our current good faith estimate of the number of shares we may issue in the future if the Series D-1 Preferred Stock is ever converted or redeemed by Fletcher, or if we decide to issue shares to pay dividends on the Series D-1 Preferred Stock, and

•	thereafter require registration of the number of any additional shares of Common Stock in excess of 7,500,000 that are subsequently determined to be issuable, as estimated in good faith, upon conversion or redemption of, or in payment of dividends on, the Series D-1 Preferred Stock and any subsequent series of Series D Preferred Stock that we may issue in the future. (Pursuant to the Original Agreement, Fletcher was granted the right, commencing August 16, 2005 and expiring on February 16, 2008, subject to extension, to purchase up to an additional 40,000 shares of one or more additional series of Series D Preferred Stock, having similar terms and conditions as the Series D-1 Preferred Stock, and having a conversion price equal to 122% of the prevailing market price of Common Stock at the time of issuance, but not less than $6.31 per share (subject to adjustment).)

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

      Not applicable.

(b) Pro forma financial information.

      Not applicable.

(c) Exhibits.

      10.1 Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan (filed as Appendix B to the definitive proxy statement for the 2005 Annual Meeting of Stockholders of Input/Output, Inc. filed on April 1, 2005, and incorporated herein by reference).

      10.2 First Amendment to Agreement dated as of May 6, 2005 between Input/Output, Inc. and Fletcher International, Ltd.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2005

INPUT/OUTPUT, INC.

By:	/s/ J. MICHAEL KIRKSEY
Name:	J. Michael Kirksey
Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan (filed as Appendix B to the definitive proxy statement for the 2005 Annual Meeting of Stockholders of Input/Output, Inc. filed on April 1, 2005, and incorporated herein by reference).
10.2	First Amendment to Agreement dated as of May 6, 2005 between Input/Output, Inc. and Fletcher International, Ltd.